Exhibit 1.1

REXFORD INDUSTRIAL REALTY, INC.

(a Maryland corporation)

$1,250,000,000 of Common Stock

(Par Value $0.01)

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

[•] [•]	October 23, 2023

To the addressee set forth above:

Reference is made to the Equity Distribution Agreement, dated February 17, 2023 (the “Agreement”), by and among Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), and [•] (the “Sales Agent”).

The Agreement contemplates the offering and sale of Shares pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-249932). The Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3 (File No. 333-275138) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on the date hereof) and (ii) a prospectus supplement dated October 23, 2023 relating to the Securities and an accompanying prospectus dated October 23, 2023.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement, and for other good and valuable consideration the receipt and sufficiency of which the Company, the Operating Partnership and the Sales Agent (collectively, the “Parties”) hereto acknowledge, the Parties hereto agree as follows, effective on and after October 23, 2023:

1. Description of Securities. The second paragraph of Section 1 of the Agreement shall be replaced in its entirety with the following:

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-275138), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the Securities Act, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

2. All references in the Agreement to “JMP Securities LLC” shall be replaced with “Citizens JMP Securities, LLC.”

3. Governing Law and Time. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

REXFORD INDUSTRIAL REALTY, INC.

By:
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.
By: Rexford Industrial Realty, Inc., its sole general partner

By:
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

[REXFORD INDUSTRIAL REALTY, INC. Equity Distribution Agreement Amendment No. 1 Signature Page]

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

[•], AS SALES AGENT

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]